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[LETTERHEAD]WILLKIE FARR & GALLAGHER                               EXHIBIT NO. 9
            787 Seventh Avenue
            New York, New York 10019-6099
            212-728-8000
            Fax 212-728-8111


November 9, 2000

PaineWebber PACE Select Advisors Trust
51 West 52nd Street
New York, New York  10019-6114


Ladies and Gentlemen:


You have requested us, as counsel to PaineWebber PACE Select Advisors Trust (the "Trust"), a business trust organized under the laws of the State of Delaware, to furnish you with this opinion in connection with the Trust's filing of Post-Effective Amendment No. 10 (the "Amendment") to its Registration Statement on Form N-1A (the "Registration Statement").

We have examined the Trust's Registration Statement substantially in the form in which it is to become effective and the Trust's Certificate of Trust, Trust Instrument and Bylaws, each as amended, restated and/or supplemented. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

In rendering the opinion expressed herein based upon the laws of the State of Delaware, we have relied solely upon the attached opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, and the opinion expressed below is subject to all of the assumptions recited in such attached opinion.

Based upon the foregoing, we are of the opinion that the Shares (as defined in the Trust Instrument) of the Trust, when and if duly sold, issued and paid for in accordance with the laws of applicable jurisdictions and the terms of the Trust's Certificate of Trust, Trust Instrument and By-Laws and the Registration Statement, will be valid, legally issued, fully paid and non-assessable undivided beneficial interests in the assets of the relevant Series of the Trust, assuming (i) that at the time of sale such Shares are sold at a sales price in each case in excess of the par value of the Shares and


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PaineWebber Select Advisors Trust
November 9, 2000
Page 2


(ii) that the resolutions of the Board of Trustees authorizing the issuance of the Shares that are in effect on the date hereof have not been modified or withdrawn and in full force and effect on the date of issuance. We note that shareholders, as beneficial owners of the Trust or a Series, may be obligated, pursuant to the Trust Instrument, to (i) pay sales charges in connection with an investment in any Series or Class, and (ii) pay charges in connection with the redemption of Shares.

We hereby consent to the filing of this opinion as an exhibit to the Amendment, to any reference to our name in the Statement of Additional Information included as part of the Amendment, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Trust or any distributor or dealer in connection with the registration or qualification of the Trust or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions.

Very truly yours,


/s/ Willkie Farr & Gallagher

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                            Richards, Layton & Finger
                           A Professional Association
                                One Rodney Square
                                  P.O. Box 551
                            Wilmington, Delaware 19899
                            Telephone (302) 658-6541
                            Telecopier (302) 658-6548
                              Website: www.rlf.com



                                November 9, 2000



PaineWebber PACE Select Advisors Trust
51 West 52nd Street
New York, NY  10019-6114

           Re:  PaineWebber Pace Select Advisors Trust
                --------------------------------------

Ladies and Gentlemen:

               We have acted as special Delaware counsel for PaineWebber PACE Select Advisors Trust, a Delaware business trust (the "Trust"), and PACE Money Market Investments (the "Money Market Series"), PACE Government Securities Fixed Income Investments, PACE Intermediate Fixed Income Investments, PACE Strategic Fixed Income Investments, PACE Municipal Fixed Income Investments, PACE Global Fixed Income Investments, PACE Large Company Value Equity Investments, PACE Large Company Growth Equity Investments, PACE Small/Medium Company Value Equity Investments, PACE Small/Medium Company Growth Equity Investments, PACE International Equity Investments, and PACE International Emerging Markets Equity Investments, each a series of the Trust (collectively, the "Series"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

               For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of copies of the following:

               (a)     The Certificate of Trust of the Trust, dated
September 9, 1994, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 9, 1994, as amended by the Certificate of Amendment thereto, dated December 5, 1994, as filed in the office of the Secretary of State on December 9, 1994, as further amended by the Certificate of Amendment thereto, dated November 26, 1997, as filed in the office of the Secretary of State on December 1, 1997, as further amended by the Certificate of Amendment thereto, dated December 11, 1998, as filed in the office of the Secretary of State on December 17, 1998 (as so amended, the "Certificate");


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PaineWebber PACE Select Advisors Trust
November 9, 2000
Page 2

               (b) The Trust Instrument of the Trust, dated as of September 9, 1994, by and among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust or a series of the Trust, as amended on June 9, 1995;

               (c) A form of the Amended and Restated Trust Instrument of the Trust (including Schedule A thereto) (the "Trust Instrument"), by and among the Trustees and the holders, from time to time, of undivided beneficial interests in the assets of the Trust or a series of the Trust;

               (d) The By-Laws of the Trust, dated September 9, 1994, as amended on June 9, 1995;

               (e) A form of the Amended and Restated By-Laws of the Trust (the "By-Laws");

               (f) Preliminary prospectuses relating to the Class A, Class B, Class C, and Class Y shares in the Series other than the Money Market Series, and the Class P Shares in the Series, representing undivided beneficial interests in the assets of a Series (each, a "Share" and collectively, the "Shares"), as proposed to be filed by the Trust and each applicable Series with the Securities and Exchange Commission as part of Post-Effective Amendment No. 10 to their Registration Statement on Form N-1A (as amended, the "Registration Statement") on or about November 9, 2000; and

               (g) A certificate of the secretary of the Trust, dated November 9, 2000, as to certain matters.

               Capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument.

               For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

               With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
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PaineWebber PACE Select Advisors Trust
November 9, 2000
Page 3

               For purposes of this opinion, we have assumed (i) that the Trust Instrument and the By-Laws constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Trust Instrument, the By-Laws and the Certificate are in full force and effect and have not been amended, (ii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (iii) that each party to the documents examined by us has been duly created, formed or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, formation or organization, (iv) the legal capacity of each natural person who is a party to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vii) the payment by each person or entity to whom a Share is to be issued by the Trust (collectively, the "Shareholders") for the Share acquired by it, in accordance with the Trust Instrument and the Registration Statement, (viii) that the Shares are issued and sold to the Shareholders in accordance with the Trust Instrument and the Registration Statement, and (ix) that no certificates evidencing the Shares have been or will be issued by the Trust.

               This opinion is limited to the laws of the State of Delaware (excluding the securities or blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

               Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized under the Trust Instrument and the By-Laws and, when issued and delivered against payment therefor, the Shares will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable undivided beneficial interests in the assets of a Series. We note that the Shareholders, as beneficial owners of the Trust or a Series, may be obligated, pursuant to the Trust Instrument, to (i) pay sales charges in connection with an investment in any Series or Class, and (ii) pay charges in connection with the redemption of Shares (as defined in the Trust Instrument).

               We consent to your relying as to matters of Delaware law upon this opinion. We also consent to Willkie Farr & Gallagher's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by it on the date hereof. Additionally, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and

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PaineWebber PACE Select Advisors Trust
November 9, 2000
Page 4

Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                            Very truly yours,

                                            /s/ Richards, Layton & Finger, P.A.




BJK/MVP